                                  EXHIBIT 99.B

                           AGREEMENT TO FILE JOINTLY

     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.

                                        HOECHST CORPORATION



Date:  June 28, 1995                    By:  /s/ Harry R. Benz
                                             Harry R. Benz
                                             Secretary and Treasurer


                                        H PHARMA ACQUISITION CORP.



Date:  June 28, 1995                    By:  /s/ David A. Jenkins
                                             David A. Jenkins
                                             Vice President and Secretary